CALL OPTION AGREEMENT

BETWEEN

TAN YING LOK

AND

JIANGUO WEI

THIS CALL OPTION AGREEMENT (this "**Agreement**"), dated as of June 22, 2018 ("**Effective Date**"), is by and between Tan Ying Lok, (the "**Grantor**") and Jianguo Wei ("**Grantee**"). The Grantor and the Grantee are collectively referred to as the "**Parties**" and each of them as a "**Party**".

WHEREAS, the Grantor owns or will acquire 7,258,850 issued and outstanding common shares of Arbor Entech Corporation (the "**Company**"), a Delaware company;

WHEREAS, the Grantor has agreed to grant to the Grantee, and the Grantee has agreed to receive from the Grantor, an option (the "**Option**") to purchase that certain number of shares of the Company (the "**Option Shares**") as set forth in **Schedule A** to this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. **DEFINITIONS**

1.1. Defined Terms: In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

"**Business Day**" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

"**China**" or "**PRC**" means the People's Republic of China;

"**Completion Date**" means the date falling two (2) Business Days after the delivery of the Exercise Notice by the Grantee to the Grantor;

"**Completion**" means the completion of the purchase by the Grantee of the Option Shares pursuant to the Exercise Notice under this Agreement;

"**Distributions**" means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends.

"**Dividends**" means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Grantee);

"**Exercise Notice**" means the notice substantially in the form set out in Part I of **Schedule B**;

"**Exercise Price**" means the exercise price to be paid by the Grantee to the Grantor in respect of the Option Shares issued to such Grantee as set forth opposite his name in **Schedule A**;

"**Nominee**" has the meaning ascribed to it in Clause 2.3;

"**Option**" has the meaning ascribed to it in Clause 2.1;

"**Transfer Notice**" means the notice substantially in the form set out in Part II of **Schedule B**;

"**US$**" or "**United States Dollar**" means the lawful currency of the United States of America.

1.2. Interpretation: Except to the extent that the context requires otherwise:

1.2.1. words denoting the singular shall include the plural and *vice versa*; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and *vice versa*;

1.2.2. any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

1.2.3. the words "**written**" and "**in writing**" include any means of visible reproduction;

1.2.4. any reference to "**Clauses**", "**Recitals**" and "**Schedules**" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

1.2.5. any reference to a time of day is a reference to China time unless provided otherwise.

1.3. Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2. **OPTION**

2.1. Option: The Grantor hereby irrevocably and unconditionally grants to the Grantee an option (the "**Option**") to acquire from the Grantor, at the Exercise Price, at any time during the Exercise Period (defined below), any or all of the Option Shares set forth opposite such Grantee's name in **Schedule A** hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date. In consideration of the Option, Grantee agrees to pay to the Grantor $2,000 at the time of execution of this Agreement.

2.2. Exercise Period: The Option shall vest, become effective and exercisable by the Grantee (or his Nominee on behalf of the Grantee) upon the Effective Date and shall expire five (5) years from the Effective Date ("**Exercise Period**").

2.3. Nominees: The Grantee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a "**Nominee**") to be the transferee(s) of whole or part of the Option Shares, who shall hold and/or exercise the transferred Option Shares on behalf of the Grantee. In such case, the Grantee shall serve a Transfer Notice on the Grantor.

2.4. Exercise Notice: The Option may be exercised by the Grantee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Company.

2.5. Exercise: The Grantor agrees that he shall, upon receipt of the Exercise Notice, transfer to the Grantee (or his Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto. The Option shall be exercisable only in compliance with the laws and regulations of the PRC, and

such Grantee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his Option in accordance with applicable PRC laws and regulations.

2.6. Exercise by Nominees: The Grantor agrees that he shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of Option Shares specified in the Transfer Notice. Upon receipt of an Exercise Notice by any Nominee(s), the Grantor shall issue to such Nominee(s) the relevant number of Option Shares in the same manner as specified in Clause 2.5.

2.7. Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the Grantee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Grantor.

2.8. The Grantor's Obligation upon Exercise: The Grantor agrees that upon the Exercise of the Option, in whole or in part, by the Grantee (or his Nominee(s)), he shall cause and procure the number of Option Shares set forth in the Exercise Notice to be transferred to the Grantee (or his Nominee(s)) within two (2) Business Days after the date of the Exercise Notice.

3. INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

3.1. Information: The Grantee shall be entitled to request from the Grantor at any time before the Completion, a copy of any information received from the Company which may be in the possession of the Grantor and, upon such request, the Grantor shall provide such information to the Grantee.

3.2. Distributions: The Grantor agrees that the Grantee (or his Nominee(s)) shall be entitled to all Distributions with respect to the Option Shares. In the event that any such Distributions have been received by the Grantor for any reason, the Grantor shall pay the Grantee (or his Nominee(s)) an amount equivalent to the Distributions received by the Grantor.

3.3. Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares and the Exercise Price shall be adjusted accordingly to take into account such adjustment.

4. COMPLETION

4.1. Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to an Exercise Notice shall occur on the Completion Date, at such place as decided by the Grantee and reasonably acceptable to the Grantor. The Parties hereby agree that New York is a reasonable place for the completion of the sale and purchase of the Option Shares.

4.2. Business at Completion: At each Completion, all (but not part only) of the following shall happen:

4.2.1. the Grantee (or his Nominee(s)) shall pay the Exercise Price to the Grantor by wire transfer or such other method as shall be reasonably acceptable to Grantor;

4.2.2. the Grantor shall, and to the extent that any action on the part of other shareholders or the directors of the Company is required, procure the then existing shareholders and directors of the Company to, within two (2) Business Days after the date of Exercise Notice, deliver to the Grantee (or his Nominee(s)) the following documents and take all corporate actions necessary to give effect to such delivery:

4.2.2.1. a share certificate, or share certificates, in the name of the Grantor (or his Nominee(s), representing the number of Option Shares underlying the Option exercised by the Grantee;

4.2.2.2. a certified true copy of the [register of members] of the Company updated to show the entry of the Grantee (or his Nominee(s)) as the holder(s) of the Option Shares so exercised; and

4.2.2.3. any other documents as the Grantee (or his Nominee(s) may reasonably believe necessary to give effect to the transfer of the exercised Option Shares.

5. CONFIDENTIALITY

The transactions contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties' respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

6. GRANTOR'S UNDERTAKINGS

Without the prior written consent of the Grantee, the Grantor shall not and shall procure the Company not to, (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company (other than as a result of the transfer of Option Shares pursuant to this Agreement), (iii) cancel or otherwise alter the Option Shares, (iv) amend the [register of members or the memorandum and articles of association] of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of the Grantee. The Grantor shall disclose to the Grantee true copies of all the financial, legal and commercial documents of the Company, as well as all resolutions of the shareholders and the board of directors, as the Grantor may receive from the Company.

7. REPRESENTATIONS AND WARRANTIES

7.1. The Grantor hereby represents, warrants and covenants to the Grantee, on the Effective Date and on each Completion Date, that:

7.1.1. it has the authority to execute this Agreement, and it has the capacity necessary for it to perform its obligations hereunder;

7.1.2. it has legitimate, full and adequate ownership of and power over its portion of the Option Shares;

7.1.3. it has taken or will take necessary actions in accordance with the [articles of association] of the Company, to approve the transfer of any part or all of the Option Shares to the Grantee (or his Nominee(s)) in accordance with this Agreement, and irrevocably waives any preemptive right it may enjoy with respect to any such transfer;

7.1.4. it has not created or permitted any security interest to be created on any part or all of the Option Shares, nor will it create or permit any security interest to be created on or dispose of any part or all of the Option Shares without the Grantee's prior written consent;

7.1.5. it has not granted and will not grant to any party other than the Grantee any right of any kind whatsoever which is the same as or similar to the Option without the prior express written consent of the Grantee;

7.1.6. it has not transferred and will not transfer to any party other than the Grantee (or his Nominee(s)) any part or all of the Option Shares without the prior express written consent of the Grantee;

7.1.7. to its knowledge, there is no event that has created or will create any material adverse effect on the normal operation of the business of the Company; and

7.1.8. prior to the Completion Date, it will not cancel or rescind the agreed transfer hereunder.

8. LIABILITY FOR BREACH

8.1. Should the Grantor refuse to transfer any part or all of the Option Shares it holds to than the Grantee (or his Nominee(s)) according to this Agreement, then the penalty due and payable by the Grantor to the Grantee therefor shall in no event be less than the greater of the then book value of the entire portion of the Option Shares held by the Grantor and shall also include all direct economic loss, any expected indirect loss suffered and other additional expenses incurred in connection with such breach.

8.2. In the event of any breach of this Agreement, the other Party (the "Non-breaching Party") may request by written notice to such breaching Party (the "Breaching Party") that the Breaching Party (i) correct its breach or failure, and (ii) take adequate, effective and timely measures to eliminate the consequences of such breach or failure.

8.3. Upon the occurrence of any breach, if such breach, at the Non-breaching Party's reasonable and objective discretion, has caused the Non-breaching Party's performance of any of its obligations hereunder to be unfeasible, then the Non-breaching Party may notify the Breaching Party in writing that the Non-breaching Party will suspend its performance of its obligations hereunder on a temporary basis until and unless the Breaching Party shall have ceased its breach and taken effective measures in a timely manner to eliminate the consequences of such breach and shall have compensated the Non-breaching Party for the loss suffered thereby due to such breach.

9. MISCELLANEOUS

9.1. Indulgence, Waiver Etc.: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

9.2. Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

9.3. Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly. The Grantee shall have the right to assign all of its benefits and obligations under this Agreement to any third party of its choosing without the prior consent of the Grantor; provided, however, that the Grantee shall send a written notice to the Grantor after such assignment. The Grantor shall have the right to assign this Agreement only with the prior written consent of the Grantee.

9.4. Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as

any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

9.5. Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

9.6. Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

9.7. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of [•].

9.8. Dispute Resolution: In the event of any dispute, claim or difference (the "**Dispute**") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

9.8.1. *Negotiation between Parties.* The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

9.8.2. *Arbitration.* In the event the Parties are unable to settle a Dispute in accordance with Clause 9.8.1 above, such Dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules") in effect, which rules are deemed to be incorporated by reference into this Clause. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

9.9. No Waivers: Failure by any Party to timely exercise any of its right hereunder shall not be deemed as waiver of such right, nor shall such failure affect in any way such Party's future exercise of such right.

9.10. Severability: If all or any part of any provision hereof is held invalid or unenforceable for any reason, all other provisions hereof shall remain valid and binding. Should any of the Parties breach any provisions of this Agreement, such breach shall not affect the rights and obligations of the other Party and any other relevant agreements as well as the performance and the enforcement of this Agreement and such other agreements.

9.11. Prior Agreements: This Agreement shall supersede any previous or concurrent agreement, understanding or communication among the Parties with respect to the same, either in oral or writing. Except as expressly set forth herein and in the agreements referenced herein, none of the Parties has made any other express or implied obligation or undertaking.

9.12. Amendments: This Agreement may be amended or supplemented by a written agreement among all the Parties. Any amendment or supplement (if any) to this Agreement shall, upon being signed by all the Parties, constitute an integral part hereof and be equally authentic with this Agreement.

9.13. English Language: This Agreement has been negotiated and drafted in the English language. If reference to a foreign language translation is required, any ambiguity in the text of the foreign language translation or any disagreement concerning the foreign language translation shall be resolved by reference to the English text.

9.14. Legal Representation: Each Party has been informed of his right to consult independent legal counsel concerning this Agreement, and each party hereby acknowledges that he has had the opportunity to do so.

9.15. Construction: This Agreement shall be construed as if drafted jointly by the parties hereto. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.16. Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

Grantor: Tan Ying Lok

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Grantee: Jianguo Wei

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